AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STARWOOD PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	27-0247747 (I.R.S. Employer Identification Number)
591 West Putnam Avenue
Greenwich, Connecticut 06830
(203) 422-7700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew J. Sossen
Chief Operating Officer, Executive Vice President,
General Counsel and Chief Compliance Officer
Starwood Property Trust, Inc.
591 West Putnam Avenue
Greenwich, Connecticut 06830
(203) 422-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael A. Gordon
J. Gerard Cummins
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5300
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the registrant.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.   ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

PROSPECTUS
STARWOOD PROPERTY TRUST, INC.
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS TO PURCHASE COMMON STOCK

We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus. We will provide the specific terms of any securities we may offer in supplements to this prospectus.
In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time these securities in such amounts as set forth in a prospectus supplement.
You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.
We or any selling stockholder may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We or any selling stockholder reserves the sole right to accept, and together with any underwriters, dealers and agents, reserves the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.
Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the trading symbol “STWD.” On May 12, 2022, the closing price of our common stock on the New York Stock Exchange was $22.41.
Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.
We impose certain restrictions on the ownership and transfer of shares of our common stock and our other capital stock. You should read the information under the section entitled “Description of Capital Stock — Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 13, 2022.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of the respective dates of such documents or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we or any selling stockholder may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
This prospectus only provides you with a general description of the securities we or any selling stockholder may offer and such description is not meant to be a complete description of each security. Each time we or any selling stockholder sells securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “our company,” “we,” “us” and “our” mean Starwood Property Trust, Inc. and its consolidated subsidiaries.

STARWOOD PROPERTY TRUST, INC.
We are a Maryland corporation that commenced operations in August 2009, upon the completion of our initial public offering. We are focused primarily on originating, acquiring, financing and managing mortgage loans and other real estate investments in the United States (“U.S.”), Europe and Australia. As market conditions change over time, we may adjust our strategy to take advantage of changes in interest rates and credit spreads as well as economic and credit conditions.
We have four reportable business segments as of March 31, 2022 and we refer to the investments within these segments as our target assets:
•
Real estate commercial and residential lending — engages primarily in originating, acquiring, financing and managing commercial first mortgages, non-agency residential mortgages (“residential loans”), subordinated mortgages, mezzanine loans, preferred equity, commercial mortgage-backed securities (“CMBS”), residential mortgage-backed securities (“RMBS”) and other real estate and real estate-related debt investments in the U.S., Europe and Australia (including distressed or non-performing loans). Our residential loans are secured by a first mortgage lien on residential property and primarily consist of non-agency residential loans that are not guaranteed by any U.S. Government agency or federally chartered corporation.

•
Infrastructure lending — engages primarily in originating, acquiring, financing and managing infrastructure debt investments.

•
Real estate property — engages primarily in acquiring and managing equity interests in stabilized commercial real estate properties, including multifamily properties and commercial properties subject to net leases, that are held for investment.

•
Real estate investing and servicing — includes (i) a servicing business in the U.S. that manages and works out problem assets, (ii) an investment business that selectively acquires and manages unrated, investment grade and non-investment grade rated CMBS, including subordinated interests of securitization and resecuritization transactions, (iii) a mortgage loan business which originates conduit loans for the primary purpose of selling these loans into securitization transactions and (iv) an investment business that selectively acquires commercial real estate assets, including properties acquired from CMBS trusts.

Our segments exclude the consolidation of securitization variable interest entities.
Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve our objective by originating and acquiring target assets to create a diversified investment portfolio that is financed in a manner that is designed to deliver attractive returns across a variety of market conditions and economic cycles. We are focused on our three core competencies: transaction access, asset analysis and selection, and identification of attractive relative values within the real estate debt and equity markets.
We are organized and conduct our operations to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). As such, we will generally not be subject to U.S. federal corporate income tax on that portion of our net income that is distributed to stockholders if we distribute at least 90% of our taxable income to our stockholders by prescribed dates and comply with various other requirements. We also operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, as amended.
We are organized as a holding company and conduct our business primarily through our various wholly-owned subsidiaries. We are externally managed and advised by SPT Management, LLC (our “Manager”) pursuant to the terms of a management agreement. Our Manager is controlled by Barry Sternlicht, our Chairman and Chief Executive Officer. Our Manager is an affiliate of Starwood Capital Group Global, L.P. (“Starwood Capital Group”), a privately-held private equity firm founded by Mr. Sternlicht.
Our corporate headquarters office is located at 591 West Putnam Avenue, Greenwich, Connecticut 06830, and our telephone number is (203) 422-7700.

RISK FACTORS
Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement, before making a decision to invest in our securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we incorporate herein by reference contain certain forward-looking statements, including without limitation, statements concerning our operations, economic performance and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are developed by combining currently available information with our beliefs and assumptions and are generally identified by the words “believe,” “expect,” “anticipate” and other similar expressions. Forward-looking statements do not guarantee future performance, which may be materially different from that expressed in, or implied by, any such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.
These forward-looking statements are based largely on our current beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or within our control, and which could materially affect actual results, performance or achievements. Factors that may cause actual results to vary from our forward-looking statements include, but are not limited to:
•
factors described in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any accompanying prospectus supplement, including those set forth under the captions “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•
the severity and duration of the pandemic of the novel strain of coronavirus (“COVID-19”), actions that may be taken by governmental authorities, businesses and others to contain the COVID-19 pandemic, including variants and resurgences, or to treat its impact and the adverse impacts that the COVID-19 pandemic has had, and will likely continue to have, on the global economy, on the borrowers underlying our real estate-related assets and infrastructure loans and tenants of our owned properties, including their ability to make payments on their loans or to pay rent, as the case may be, and on our operations and financial performance;

•
defaults by borrowers in paying debt service on outstanding indebtedness;

•
impairment in the value of real estate property securing our loans or in which we invest;

•
availability of mortgage origination and acquisition opportunities acceptable to us;

•
potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements;

•
our ability to achieve the benefits that we anticipate from the prior acquisition of the project finance origination, underwriting and capital markets business of GE Capital Global Holdings, LLC;

•
national and local economic and business conditions, including continued disruption from the COVID-19 pandemic;

•
the occurrence of certain geo-political events (such as wars, terrorist attacks and tensions between states) that affect the normal and peaceful course of international relations (such as the recent Russian invasion of Ukraine);

•
general and local commercial and residential real estate property conditions;

•
changes in federal government policies;

•
changes in federal, state and local governmental laws and regulations;

•
increased competition from entities engaged in mortgage lending and securities investing activities;

•
changes in interest rates; and

•
the availability of, and costs associated with, sources of liquidity.

In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained in this prospectus and the documents we incorporate by reference herein will in fact occur. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, repayment of indebtedness, and working capital. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.
We will not receive any proceeds from any sales of securities by any selling stockholder.

DESCRIPTION OF DEBT SECURITIES
Our senior debt securities will be issued under a senior indenture dated as of February 15, 2013, as amended and supplemented as of the date hereof and as further amended and supplemented from time to time, between the Company and The Bank of New York Mellon, as Trustee (the “indenture”).
The following description is a summary of the material provisions of the indenture, including references to the applicable section of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. Except as otherwise defined herein, terms used in this description but not otherwise defined herein are used as defined in the indenture. When we refer to “Starwood,” “we,” “our,” “us,” and “the Company” in this section, we are referring to Starwood Property Trust, Inc. excluding its subsidiaries, unless the context otherwise requires or as otherwise expressly stated herein.
The indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture is available for inspection at the corporate trust offices of the Trustee at The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). All section references appearing in this description are to sections of the indenture.
General
Our debt securities will be direct, unsecured obligations. The debt securities issued under the indenture are not limited as to aggregate principal amount and may be issued in one or more series. The principal amount and series will be established from time to time in or pursuant to authority granted by a resolution of our board of directors. The principal amount and series also may be established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time (section 301 of the indenture). Unless otherwise provided, a series may be reopened for issuances of additional debt securities of such series without the consent of the holders of the debt securities of such series (section 301 of the indenture). The Trustee may resign or be removed with respect to one or more series of debt securities issued under the indenture, and a successor Trustee may be appointed to act with respect to such series.
Reference is made to each prospectus supplement for the specific terms of the series of debt securities being offered thereby, including:
(1)
the title of such debt securities;

(2)
the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3)
the date(s), or the method for determining the date(s), on which the principal of such debt securities will be payable;

(4)
the rate(s) (which may be fixed or variable) at which such debt securities will bear interest, if any, or the method by which such rate(s) shall be determined;

(5)
the date(s), or the method for determining the date(s), from which interest, if any, will accrue;

(6)
the date(s) on which any interest will be payable;

(7)
the record date(s) for an interest payment, or the method by which such record date(s) shall be determined (the record date for an interest payment is the date on which a Person must be a holder in order to receive the interest payment);

(8)
the basis upon which any interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

(9)
the place(s) where:

a.
the principal of (and premium, if any), interest, if any, and Additional Amounts, if any, on such debt securities will be payable,

b.
such debt securities may be surrendered for conversion or registration of transfer or exchange, and

c.
notices or demands in respect of such debt securities and the indenture may be served;

(10)
the period(s) within which, the price(s) at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the terms and conditions upon which such debt securities may be redeemed at our option, as a whole or in part, if we are to have the option to redeem such debt securities;

(11)
our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period(s) within which, the price(s) at which, the currency or currencies in which, and the terms and conditions upon which we are obligated, if at all, to redeem, repay or purchase such debt securities, as a whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof;

(12)
whether such debt securities will be in registered or bearer form or both and, if and to the extent in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if and to the extent in bearer form, the denominations thereof and terms and conditions relating thereto;

(13)
if other than the Trustee, the identity of the security registrar and/or paying agent;

(14)
the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity of such debt securities, or (if applicable) the portion of the principal amount of such debt securities which is convertible into shares of our common stock or other equity securities, or the method by which any such portion shall be determined;

(15)
if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(16)
whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined (the index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies);

(17)
provisions, if any, granting special rights to holders upon the occurrence of such events as may be specified;

(18)
any additions to, modifications of or deletions from the terms of such debt securities with respect to the Events of Default or covenants set forth in the indenture;

(19)
the Person to whom any interest shall be payable;

(20)
if such debt securities are convertible, any limitation on the ownership or transferability of our common stock or other equity securities into which such debt securities are convertible in connection with the preservation of our status as a REIT;

(21)
the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture;

(22)
whether such debt securities will be issued in certificated or book-entry form;

(23)
if securities are to be issued upon the exercise of warrants, the time, manner and place for authentication and delivery;

(24)
whether and under what circumstances we will pay Additional Amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

(25)
the terms, if any, upon which such debt securities may be convertible into shares of our common stock or other equity securities (and the class thereof) and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion; and

(26)
any other terms of such debt securities not inconsistent with the provisions of the indenture.

The debt securities may provide for the payment of less than the entire principal amount upon declaration of acceleration of the maturity of the debt securities. Such debt securities are known as “Original Issue Discount Securities.” Any material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.
The indenture does not contain any provision that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in a highly leveraged or similar action involving Starwood or in the event of a change of control of Starwood. However, certain restrictions on ownership and transfer of our common stock and other equity securities designed to preserve our status as a REIT may act to prevent or hinder a change of control. See “Description of Capital Stock.” Reference is made to the applicable prospectus supplement for information with respect to any deletion from, modification of or addition to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Denominations, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issued in denominations of $1,000 and integral multiples thereof, other than bearer securities issued in global form (section 302 of the indenture).
Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest payments on any series of debt securities will be made at the corporate trust office of the Trustee as follows: The Bank of New York Mellon, 240 Greenwich Street, Floor 7W, New York, New York 10286. However, we may elect to pay interest by check mailed to the address of the holder as it appears in the register for debt securities of such series or by wire transfer of funds to the holder at an account maintained within the United States (sections 301, 305, 306, 307 and 1002 of the indenture).
Any interest with respect to a debt security that is not punctually paid or duly provided for on the date the interest is due and payable will cease to be payable thereafter to the holder on the applicable record date. The interest may be paid to the holder at the close of business on a special record date fixed by the Trustee for the payment of the interest. Notice of such payment must be given to the holder of such debt security not less than 10 days prior to the special record date. Such interest may also be paid at any time in any other lawful manner, all as more completely described in the indenture (section 307 of the indenture).
Subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the Trustee. In addition, subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be incurred for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (section 305 of the indenture). If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts; however, we will be required to maintain a transfer agent in each place where principal, premium, if any, and interest payments on debt securities of such series are payable. We may designate additional transfer agents with respect to any series of debt securities at any time (section 1002 of the indenture).

Neither Starwood nor the Trustee will be required:
•
to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•
to register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

•
to exchange any bearer security called for redemption except that such bearer security may be exchanged

•
for a registered security of that series and like tenor, provided that such registered security shall be simultaneously surrendered for redemption; or

•
to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (section 305 of the indenture).

Merger, Consolidation or Sale
The indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other Person, provided that:
(1)
we are the continuing Person, or the successor Person shall be organized and existing under the laws of the United States or a state thereof and shall expressly assume payment of the principal of (and premium, if any) and interest and all Additional Amounts, if any, on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture by supplemental indenture satisfactory to the Trustee;

(2)
immediately after giving effect to such transaction and treating any indebtedness which becomes our or our subsidiaries’ obligation as a result thereof as having been incurred by us or our subsidiaries at the time of such transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, occurs and is continuing; and

(3)
an officer’s certificate and legal opinion confirming the satisfaction of the conditions are delivered to the Trustee (sections 801 and 803 of the indenture).

Material Covenants
The indenture contains the following covenants:
Existence.   Except as permitted under the provisions of the indenture described under the caption “Merger, Consolidation or Sale,” we must preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises. We will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the senior debt securities (section 1004 of the indenture).
Maintenance of Properties.   All of our properties that are used or useful in the conduct of our business or the business of our subsidiaries must be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We also are required to make all necessary repairs, renewals, replacements, betterments and improvements to our properties. We must do these things as necessary in our judgment to conduct the business carried on in connection therewith in a proper and advantageous manner at all times. However, we and our subsidiaries will not be prevented from selling or otherwise disposing of properties for value in the ordinary course of business (section 1005 of the indenture).
Payment of Taxes and Other Claims.   We must pay or discharge, or cause to be paid or discharged, before the same become delinquent:

(1)
all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our or any of our subsidiaries’ income, profits or property; and

(2)
all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

However, we will not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (section 1006 of the indenture).
Provision of Financial Information.   We will be required to file with the Trustee, within 15 days after we file the same with the SEC, copies of the annual and other reports which we are required to file with the SEC pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934, as amended (the “Exchange Act”). If we are not so required to file such reports to the SEC under said Sections, then we will be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such of the supplementary and periodic reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations. Any documents filed by us with the SEC via the SEC’s EDGAR system will be deemed filed with the Trustee as of the time such documents are filed via the SEC’s EDGAR system.
Events of Default, Notice and Waiver
The indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:
(1)
default for 30 days in the payment of any installment of interest, Additional Amounts or coupons on any debt security of such series;

(2)
default in the payment of the principal of (or premium, if any, on) any debt security of such series

(3)
at the time such payment becomes due and payable;

(4)
default in making any sinking fund payment as required for any debt security of such series;

(5)
default in the performance, or breach, of any other covenant or warranty contained in the indenture continued for 60 days after written notice as provided in the indenture; however, default in the performance, or breach, of a covenant or warranty added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series is not an Event of Default;

(6)
default under any bond, debenture, note or other evidence of indebtedness of the Company or under any mortgage, indenture or other instrument of the Company under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company (or by any subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), which results in the acceleration of indebtedness in an aggregate principal amount exceeding $75,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled as provided in the indenture;

(7)
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee, of the Company or of any significant subsidiary of the Company as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or of the respective property of either; and

(8)
any other Event of Default provided with respect to that series of debt securities (section 501 of the indenture).

If an Event of Default occurs under the indenture with respect to Outstanding debt securities of any series issued thereunder and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the Outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately by written notice to us. If the holders give notice to us, they must also give notice to the Trustee. If the debt securities are Original Issue Discount Securities or Indexed Securities, the amount declared to be due and payable will be such portion of the principal amount as specified in the terms thereof. However, at any time after a declaration of acceleration with respect to debt securities of such series (or of all debt securities then Outstanding under the indenture, as the case may be) has been made, the holders of a majority in principal amount of the debt securities of such series or of each series of debt securities then Outstanding under the indenture, as the case may be, may rescind and annul such declaration and its consequences if:
(1)
we have paid or deposited with the Trustee all required payments of the principal of (and premium, if any) and interest and Additional Amounts payable on the debt securities of such series or of all debt securities then Outstanding under the indenture, as the case may be, plus certain fees, expenses, disbursements and advances of the Trustee; and

(2)
all Events of Default have been cured or waived as provided in the indenture (except for the nonpayment of accelerated principal (or specified portion thereof) with respect to debt securities of such series or of all debt securities then Outstanding under the indenture) (section 502 of the indenture).

The indenture also provides that the holders of a majority in principal amount of the debt securities of any series or of each series of debt securities then Outstanding under the indenture may waive any past default with respect to such series and its consequences.
However, holders may not waive a default:
•
in the payment of the principal of (or premium, if any) or interest on, or Additional Amounts payable in respect of, any debt security of such series; or

•
in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each Outstanding debt security affected thereby (section 513 of the indenture).

The indenture provides that the Trustee is required to give notice to the holders of debt securities issued thereunder within 90 days of a default under the indenture. However, the Trustee may withhold notice of any default to the holders of any such series of debt securities if certain officers of the Trustee consider such withholding to be in the interest of the holders. The Trustee may not withhold notice with respect to a default in the payment of the principal of (or premium, if any) or interest on any debt security or in the payment of any sinking installment in respect of any debt security (section 601 of the indenture).
The indenture provides that no holder of debt securities of any series issued thereunder may institute any proceeding, judicial or otherwise, with respect to the indenture or for any remedy thereunder. However, a holder of debt securities may institute a proceeding if the Trustee fails to act for 60 days after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the Outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it (section 507 of the indenture). However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debt securities held by that holder at the respective due dates thereof (section 508 of the indenture).
Subject to provisions in the indenture relating to its duties in case of default and unless holders of any series of debt securities then Outstanding under the indenture have offered security or indemnity reasonably satisfactory to the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders (section 602 of the indenture). The holders of a majority in principal amount of the Outstanding debt securities of any series (or of each series of debt securities then Outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. They also have the right to direct the time, method and place of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with the indenture or any law which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein (section 512 of the indenture).

Within 120 days after the close of each fiscal year, we must deliver to the Trustee a certificate signed by one of several specified officers. The certificate must state whether such officer has knowledge of any default under the indenture and, if so, specify each such default and the nature and status thereof (section 1007 of the indenture).
Modification of the Indenture
Modifications and amendments to the indenture may be made only with the consent of the holders of a majority in principal amount of all Outstanding debt securities issued thereunder which are affected by such modification or amendment. However, unless the consent of the holder of each affected debt security is obtained, no modification or amendment may:
•
change the date specified in any such debt security as the fixed date on which the principal thereof is due and payable;

•
change the date specified in any such debt security as the fixed date on which any installment of interest (or premium, if any) is due and payable;

•
reduce the principal amount of any such debt security;

•
reduce the rate or amount of interest on any such debt security;

•
reduce the premium payable on redemption of any such debt security;

•
reduce any Additional Amount payable in respect of any such debt security;

•
reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•
change the place of payment of principal of (or premium, if any) or interest on any such debt security;

•
change the currency or currencies for payment of principal of (or premium, if any) or interest on such debt security;

•
change our obligation to pay Additional Amounts;

•
impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•
reduce the percentage of Outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements set forth in the indenture; or

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security (section 902 of the indenture).

The indenture provides that the holders of a majority in principal amount of Outstanding debt securities issued thereunder have the right to waive our compliance with certain covenants in the indenture, including those described in the section of this prospectus captioned “Material Covenants” (section 902 of the indenture).
Starwood and the Trustee may modify and amend the indenture without the consent of any holder of debt securities issued thereunder for any of the following purposes:
•
to evidence the succession of another Person to our obligations under the indenture;

•
to add to our covenants for the benefit of the holders of all or any series of debt securities issued thereunder or to surrender any right or power conferred upon us in the indenture;

•
to add Events of Default for the benefit of the holders of all or any series of debt securities issued thereunder;

•
to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities issued thereunder in bearer form, or to permit or facilitate the issuance of such debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of such debt securities of any series in any material respect;

•
to change or eliminate any provision of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities Outstanding of any series issued thereunder which are entitled to the benefit of such provision;

•
to secure the debt securities issued thereunder;

•
to establish the form or terms of debt securities of any series issued thereunder, including the provisions and procedures, if applicable, for the conversion of such debt securities into our shares of common stock or shares of preferred stock;

•
to evidence and provide for the acceptance of appointment by a successor Trustee;

•
to facilitate the administration of the trusts under the indenture by more than one Trustee;

•
to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect in any material respect the interests of holders of debt securities of any series issued thereunder;

•
to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued thereunder; provided that any such action shall not adversely affect in any material respect the interests of the holders of the debt securities of any series issued thereunder; or

•
to conform the terms of the indenture or the debt securities of a series to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of such debt securities (section 901 of the indenture).

The indenture provides that in determining whether the holders of the requisite principal amount of Outstanding debt securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of such debt securities:
•
the principal amount of an Outstanding Original Issue Discount Security shall be the amount of the principal that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity of the security;

•
the principal amount of an Outstanding debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security in the amount determined as provided above);

•
the principal amount of an Outstanding Indexed Security shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301 of the indenture; and

•
debt securities owned by us, any other obligor upon the debt securities, any of our Affiliates or of such other obligor shall be disregarded (section 101 of the indenture).

The indenture contains provisions for convening meetings of the holders of an issued series of debt securities (section 1501 of the indenture). The Trustee may call a meeting at any time. Starwood or the holders of at least 10% in principal amount of the Outstanding debt securities of such series may also call a meeting upon request. Notice of a meeting must be given as provided in the indenture (section 1502 of the indenture). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding debt securities of that series. Any resolution passed or decision taken at any duly held meeting of holders of debt securities of any series will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be the persons holding or representing a majority in principal amount of the Outstanding debt securities of a series.
However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding debt securities of such series will constitute a quorum (section 1504 of the indenture).
Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:
(1)
there shall be no minimum quorum requirement for such meeting; and

(2)
the principal amount of the Outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (section 1504 of the indenture).

Discharge, Defeasance and Covenant Defeasance
We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, premium, if any, and interest to the date of such deposit if such debt securities have become due and payable or to the date specified in such debt securities as the fixed date on which the payment of principal and interest on such debt securities is due and payable or the date fixed for redemption of such debt securities, as the case may be (section 401 of the indenture). Funds shall be deposited in such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable.
The indenture provides that, if the provisions of Article Fourteen thereof (relating to defeasance and covenant defeasance) are made applicable to the debt securities of or within any series issued thereunder, we may elect either:
(1)
to defease and be discharged from any and all obligations with respect to such debt securities. However, we will not be discharged from the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities. In addition, we will not be discharged from the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust (“defeasance”) (section 1402 of the indenture); or

(2)
to be released from our obligations relating to (a) sections 1004 to 1006, inclusive, of the indenture (being the restrictions described under the caption “Material Covenants”) and, if provided under the indenture, our obligations with respect to any other covenant contained in the indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”) (section 1403 of the indenture).

Defeasance or covenant defeasance will occur upon our irrevocable deposit with the Trustee, in trust, of an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments, on their scheduled due dates. The amount deposited will be in Government Obligations (as defined below) or such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable at maturity, or both.
Such a trust may be established only if, among other things, we have delivered to the Trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service (the “IRS”), or a change in applicable U.S. federal income tax law occurring after the date of the indenture (section 1404 of the indenture).
“Government Obligations” means securities that are
(1)
direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, and for which the full faith and credit of the applicable government is pledged; or

(2)
obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the other government or governments in the confederation which issued the foreign currency in which the debt securities of such series are payable. The payment of these obligations must be unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and the obligations may not be callable or redeemable at the option of the issuer or issuers thereof. Such obligations also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt (section 101 of the indenture).

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:
(1)
the holder of a debt security of such series is entitled to, and does, elect under the indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or

(2)
a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made,

the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (section 1405 of the indenture).
“Conversion Event” means the cessation of use of:
(1)
a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of actions by a central bank or other public institution of or within the international banking community; or

(2)
any currency unit or composite currency for the purposes for which it was established (section 101 of the indenture).

Unless otherwise described in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.
In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default, other than:
(1)
the Event of Default described in clause (4) under “Events of Default, Notice and Waiver” or

(2)
the Event of Default described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such debt securities at the fixed date on which they become due and payable but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. In any such event, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Ranking
The debt securities will constitute our senior unsecured obligations and will rank equal in right of payment with our existing and future senior unsecured obligations. The debt securities will rank senior in right of payment to any future indebtedness we may have that is expressly subordinated in right of payment to the debt securities. The debt securities will rank effectively junior in right of payment to any of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and will rank structurally junior to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries (to the extent of any such guarantee). As of March 31, 2022, our total consolidated indebtedness (excluding accounts payable, accrued expenses, other liabilities, securitization variable interest entity liabilities and unfunded commitments) was approximately $13.9 billion, approximately $11.5 billion of which was secured indebtedness. Of the approximately $13.9 billion of total consolidated indebtedness, approximately $11.4 billion was indebtedness of our subsidiaries, all of which was secured indebtedness.
The indenture does not limit the amount of indebtedness that we may incur.
Convertible Debt Securities
The following provisions will apply to debt securities that will be convertible into our common stock or other equity securities (“Convertible debt securities”) unless otherwise described in the prospectus supplement for such Convertible debt securities.
Our board of directors will determine the terms and conditions of any Convertible debt securities, if any, issued pursuant to the indenture (“Senior Convertible debt securities”). Such terms and conditions may include whether the Senior Convertible debt securities are convertible into our shares of common or preferred stock (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion) (section 301 of the indenture).
The adjustment provisions for debt securities convertible into our equity securities other than shares of common stock will be determined at the time of issuance of such debt securities and will be set forth in the applicable prospectus supplement.

Reference is made to the section captioned “Description of Common Stock” for a general description of securities to be acquired upon the conversion of Convertible debt securities that are convertible into our common stock, including a description of certain restrictions on the ownership of the shares of common stock.
The Trustee
The Bank of New York Mellon serves as Trustee for our debt securities pursuant to the indenture.
Definitions
Set forth below are defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
“Additional Amounts” means any additional amounts which are required by a debt security or by or pursuant to a resolution of our board of directors, under circumstances specified therein, to be paid by us in respect of certain taxes imposed on certain holders and which are owing to such holders.
“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. Control means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Holder” means the Person in whose name a debt security is registered in the register for each series of debt securities.
“Indexed Security” means a debt security for which the principal amount payable on the date specified in such debt security as the fixed date on which the principal of such security is due and payable may be more or less than the principal face amount thereof at original issuance.
“Outstanding,” when used with respect to debt securities, means, as of the date of determination, all debt securities theretofore authenticated and delivered under the indenture, except:
(1)
debt securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2)
debt securities, or portions thereof, for whose payment or redemption or repayment at the option of the holder money in the necessary amount has been deposited with the Trustee or any paying agent (other than by us) in trust or set aside and segregated in trust by us (if we shall act as our own paying agent) for the holders of such debt securities and any coupons appertaining thereto, provided that, if such debt securities are to be redeemed, notice of such redemption has been duly given pursuant to the indenture or provision therefor satisfactory to the Trustee has been made;

(3)
debt securities, except to the extent provided in sections 1402 and 1403 of the indenture, with respect to which we have effected defeasance and/or covenant defeasance;

(4)
debt securities which have been paid pursuant to section 306 or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indenture, other than any such debt securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations; and

(5)
debt securities converted into shares of common stock or preferred stock in accordance with or as contemplated by the indenture, if the terms of such debt securities provide for convertibility pursuant to section 301;

provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding securities have given any request, demand, authorization, direction, notice, consent of waiver hereunder or are present at a meeting of holders for quorum purposes, and for the purpose of making the calculations required by section 313 of the Trust Indenture Act:

(1)
the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof;

(2)
the principal amount of any debt security denominated in a foreign currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the U.S. dollar equivalent, determined pursuant to section 301 as of the date such debt security is originally issued by us, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent as of such date of original issuance of the amount determined as provided in clause (1) above) of such debt security;

(3)
the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301; and

(4)
debt securities owned by us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the Trustee knows to be so owned shall be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to any such debt securities and that the pledgee is not us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Subsidiary” means an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries. For purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Book-Entry Debt Securities
We may issue debt securities of a series in whole or in part in the form of one or more global securities. We will deposit such global securities with, or on behalf of, a depository identified in the applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. Unless we specify otherwise in the applicable prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof, other than bearer securities in global form, and will be issued in registered form only, without coupons. We will make payments of principal of, premium, if any, and interest on debt securities represented by a global security to the Trustee under the indenture, which will then forward such payments to the depository.
We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. We will describe any additional or differing terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a global security:
(1)
will not be entitled to have debt securities represented by such global security registered in their names;

(2)
will not receive or be entitled to receive physical delivery of debt securities in certificated form; and

(3)
will not be considered the owners or holders thereof under the indenture.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.
Unless we specify otherwise in the applicable prospectus supplement, each global security representing book-entry notes will be exchangeable for certificated notes only if:
(1)
DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility;

(2)
we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes; or

(3)
there shall have occurred and be continuing an event of default under the indenture with respect to the notes.

Upon any such exchange, owners of a beneficial interest in the global security or securities representing book-entry notes will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC’s relevant participants (as identified by DTC) to the applicable trustee.
Unless we describe otherwise in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.
DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Except as otherwise provided, one fully registered debt security certificate will be issued with respect to each series of the debt securities, each in the aggregate principal amount of such series, and will be deposited with DTC. If, however, the aggregate principal amount of any series exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series.
The following is based on information furnished to us by DTC.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.

This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information contained on, or accessible through, these websites is not part of, or incorporated by reference into, this prospectus.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identities of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Principal, premium, if any, interest payments and redemption proceeds on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, nor its nominee, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of our company or the Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the Trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global security or securities representing such book-entry notes, on DTC’s records, to the Trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to the Trustee’s DTC account.
DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to the Trustee or us. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be Direct Participants in DTC.
Neither we, the Trustee nor any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material rights and preferences of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. As of April 29, 2022, 306,915,739 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.
Under Maryland law, stockholders are not personally liable for the debts or obligations of a corporation solely as a result of their status as stockholders.
Shares of Common Stock
Subject to the preferential rights of any other class or series of shares of stock and to the restrictions on ownership and transfer of shares of stock contained in our charter, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.
The shares of common stock that we or any selling stockholder may offer will be issued by us and do not represent any interest in or obligation of Starwood Capital Group or any of its affiliates. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other governmental agency or any insurance company. The shares of common stock that we may offer will not benefit from any insurance guarantee association coverage or any similar protection.
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock have equal dividend, liquidation and other rights.
Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than the removal of directors for cause and an amendment to our charter related to the removal of directors for cause) may be approved by a majority of all of the votes entitled to be cast on the matter. Our charter also provides that we may sell or transfer all or substantially all of our assets if approved by our board of directors and by the affirmative vote of a majority of all the votes entitled to be cast on the matter.
Shares of Preferred Stock
Our board of directors may authorize the issuance of shares of preferred stock in one or more series and may determine, with respect to any such series, the rights, preferences, privileges and restrictions of the preferred stock, including:
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distribution rights;

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conversion rights;

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voting rights;

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restrictions on ownership and transfer;

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redemption rights and terms of redemptions; and

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liquidation preferences.

The shares of preferred stock we or any selling stockholder may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable, and holders of preferred stock will not have any preemptive rights.
The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. In addition, any preferred stock that we issue could rank senior to our common stock with respect to the payment of distributions, in which case we could not pay any distributions on our common stock until full distributions have been paid with respect to such preferred stock.
The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred stock in the prospectus supplement relating to that series, which terms will include:
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the designation and par value of the preferred stock;

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the voting rights, if any, of the preferred stock;

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the number of shares of preferred stock offered, the liquidation preference per share of preferred stock and the offering price of the shares of preferred stock;

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the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

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whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred stock will accumulate;

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the procedures for any auction and remarketing for the preferred stock, if applicable;

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the provision for a sinking fund, if any, for the preferred stock;

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the provision for, and any restriction on, redemption, if applicable, of the preferred stock;

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the provision for, and any restriction on, repurchase, if applicable, of the preferred stock;

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the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner or calculation) and conversion period;

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the terms under which the rights of the preferred stock may be modified, if applicable;

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the relative ranking and preferences of the preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any limitation on issuance of any other series of preferred stock, including any series of preferred stock ranking senior to or on parity with the series of preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any listing of the preferred stock on any securities exchange;

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a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

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information with respect to book-entry procedures, if applicable;

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in addition to those restrictions described below, any other restrictions on the ownership and transfer of the preferred stock; and

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any additional rights, preferences, privileges or restrictions of the preferred stock.

Power to Reclassify Our Unissued Shares of Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.
Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock
We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.
Restrictions on Ownership and Transfer
In order for us to qualify as a REIT under the Code, our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Our charter contains restrictions on the ownership and transfer of our shares of common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common stock ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (the aggregate share ownership limit). We refer to the common stock ownership limit and the aggregate share ownership limit collectively as the “ownership limits.” A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our shares of stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our shares of stock.
The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limits.
Our board of directors may, in its sole discretion, exempt (prospectively or retroactively) a person from the above-referenced ownership limits. However, our board of directors may not exempt any person whose actual or constructive ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by our board of directors for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of its waiver, our board of directors may require an opinion of counsel or an IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT.
In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase or decrease the ownership limits for all other persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately); and provided, further, that the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Reduced ownership limits will not apply to any person or entity whose percentage ownership in our shares of common stock or total shares of stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s or entity’s percentage of our shares of common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of our shares of common stock or total shares of stock, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.
Our charter provisions further prohibit:
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any person from beneficially or constructively owning, applying certain attribution rules of the Code, our shares of stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

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any person from transferring our shares of stock if such transfer would result in our shares of stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to immediately give written notice to us, or, in the case of such proposed or attempted transaction, give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.

The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Pursuant to our charter, if any transfer of our shares of stock would result in our shares of stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares of stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to a trustee (the “charitable trustee”) upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be void.
Shares of stock transferred to the charitable trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, in the case of a devise or gift, the last reported sales price reported on the New York Stock Exchange (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the charitable trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the charitable trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the charitable trustee with respect to such shares of stock will be paid to the charitable beneficiary.
If we do not buy the shares, the charitable trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the ownership limits. After that, the charitable trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares for value (for example, in the case of a gift, devise or other transaction), the last reported sales price reported on the New York Stock Exchange (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the charitable trustee for the shares held in the trust. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount will be paid to the charitable trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the charitable trustee.
The charitable trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the charitable trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the charitable trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the charitable trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:
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to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

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to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the charitable trustee may not rescind and recast the vote.
In addition, if our board of directors or other permitted designees determine in good faith that a transfer or other event would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors or other permitted designees will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the name and address of such owner, the number of shares of each class and series of our stock beneficially owned and a description of the manner in which such shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.
These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our shares of common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of common stock. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:
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the title of the warrants;

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the aggregate number of warrants;

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the price or prices at which the warrants will be issued;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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the minimum or maximum number of warrants which may be exercised at any one time;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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a discussion of any material U.S. federal income tax considerations applicable to the acquisition, ownership, exercise and disposition of the warrants;

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information with respect to book-entry procedures, if applicable; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the number of shares of common stock at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the shares of common stock that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW
AND OUR CHARTER AND BYLAWS
The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. Copies of our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Our Board of Directors
Our bylaws and charter provide that the number of directors we have may be established by our board of directors but may not be more than 15. Our charter and bylaws currently provide that except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any vacancy on our board of directors for any reason other than an increase in the number of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.
Pursuant to our charter, each of our directors is elected by our common stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors.
Removal of Directors
Our charter provides that subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed but only with cause and then only by the affirmative vote of at least two-thirds of the votes of common stockholders entitled to be cast generally in the election of directors. Cause means, with respect to any particular director, a conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and with cause and (2) filling the vacancies created by such removal with their own nominees.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any person. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.
Should our board of directors opt back into the statute or otherwise fail to approve a business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the corporation; or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•
a classified board;

•
a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on its board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from our board, which removal will be allowed only for cause, (2) vest in our board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, Chief Executive Officer or president or our board of directors, the written request of stockholders of not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.
Meetings of Stockholders
Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually during the month of May on a date and at the time set by our board of directors (or such other date and time as the board of directors may determine). In addition, the chairman of our board of directors, Chief Executive Officer, president or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by our Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.
Amendment to Our Charter and Bylaws
Except for amendments related to removal of directors (which must be declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter), and amendments increasing and decreasing the aggregate number of authorized shares of stock or the number of shares of stock of any class or series (which may be approved by our board of directors without stockholder approval), our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Dissolution of Our Company
The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders, including business combination provisions, restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.
In addition, we have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
The following is a summary of the material United States federal income tax consequences of an investment in stock of Starwood Property Trust, Inc. In addition, the U.S. federal income tax consequences of an investment in debt securities or the acquisition, ownership, disposition and exercise of the warrants will be described in the related prospectus supplement. For purposes of this section under the caption “U.S. Federal Income Tax Considerations,” references to “Starwood Property Trust, Inc.,” “we,” “our” and “us” mean only Starwood Property Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. In addition, this summary does not discuss how the scheduled expiration of certain provisions of the Tax Cuts and Jobs Act (the “Tax Act”), which was enacted on December 22, 2017, may affect us or our stockholders. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed herein. The summary is also based upon the assumption that we will operate Starwood Property Trust, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or operating agreements. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:
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financial institutions;

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insurance companies;

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broker-dealers;

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regulated investment companies;

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partnerships and trusts;

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persons subject to the alternative minimum tax;

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persons who hold our stock on behalf of other persons as nominees;

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persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•
persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

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an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements (within the meaning of Section 451(b)(3) of the Code); and

•
except to the extent discussed below, tax-exempt organizations and foreign investors.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our shares of stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.
This summary assumes that investors will hold their stock as a capital asset, which generally means as property held for investment.
The U.S. federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “Taxation of Starwood Property Trust, Inc. — Taxable Mortgage Pools and Excess Inclusion Income” below. A similar tax may be payable by persons who hold our stock as nominees on behalf of tax exempt organizations. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our stock.
Taxation of Starwood Property Trust, Inc.
We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ended December 31, 2009. We believe that we have been organized and operated, and expect to continue to operate, in such a manner as to remain qualified for taxation as a REIT.
In connection with the filing of this prospectus, we expect to receive an opinion of Sidley Austin LLP (“Tax Counsel”) to the effect that, commencing with our initial taxable year ended December 31, 2009, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Tax Counsel will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Tax Counsel or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Tax Counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be monitored or reviewed by Tax Counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification — General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.
Under current law, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be subject to tax at rates applicable to ordinary income. However, the Tax Act generally may allow certain domestic stockholders to deduct from their taxable income one-fifth of the REIT dividends payable to them that are not treated as capital gains dividends or as qualified dividend income (“Qualified REIT Dividends”) for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax) for taxable years beginning after December 31, 2017 and before January 1, 2026, subject to certain limitations, including certain requirements regarding the minimum holding period of the stockholder of the REIT shares with respect to which such dividends are paid. See “Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions.”
Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “Taxation of Stockholders.”
If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
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We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions”, and “— Foreclosure Property”, below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property”, we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable U.S. federal corporate income tax rate (currently 21%).

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If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., from a taxable mortgage pool (a “TMP”) or a residual interest in a real estate mortgage investment conduit, (a “REMIC”)), we could be subject to corporate level U.S. federal income tax, currently at a 21% rate, to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. Similar rules will apply if we own an equity interest in a TMP through a subsidiary REIT. To the extent that we own a REMIC residual interest or a TMP through a taxable REIT subsidiary (a “TRS”), we will not be subject to this tax directly, but will indirectly bear such tax economically as the shareholder of such a TRS. See “— Taxable Mortgage Pools and Excess Inclusion Income” below.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest U.S. federal corporate income tax rate (currently 21%) if that amount exceeds $50,000 per failure.

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If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, and (ii) the amounts we retained and upon which we paid U.S. federal income tax at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification — General.”
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A 100% tax may be imposed on transactions between us and a TRS (as defined below) that do not reflect arm’s length terms.

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If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

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The earnings of any subsidiaries that are subchapter C corporations, including any TRSs (as defined below), are subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification — General
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

(7)
that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated; and

(8)
that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2009). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.
To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (that is, the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing the actual ownership of our stock and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year end, and thereby satisfy this requirement.
The Code provides relief from violations of the REIT gross income requirements, as described below under “— Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “— Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.
Effect of Subsidiary Entities
Ownership of Partnership Interests.   If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership. See “— Tax Aspects of Investments in Partnerships — General.”
Disregarded Subsidiaries.   If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below) that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary of ours ceases to be wholly-owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — or is classified as a TRS, the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a TRS or a qualified REIT subsidiary. See “— Asset Tests” and “—Income Tests.”
Taxable Subsidiaries.   In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS or that entity is or becomes a qualified REIT subsidiary, as described above. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.
We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that such a subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, could be treated in our hands as prohibited transactions.
The TRS rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. We intend to scrutinize all of our transactions with our TRSs and to conduct such transactions on an arm’s-length basis; however we cannot assure you that we will be successful in avoiding this excise tax.
We may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 20% of our assets. In general, we intend that loans or properties that we originate or purchase with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be originated or sold by a TRS. The TRS through which any such sales of loans are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS would in general mark all the loans it holds on the last day of each taxable year to their market value, and would recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, the TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.
Ownership of Interests in Subsidiary REITs.   We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax, (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions, and (iii) such failure could also cause certain entities owned by the Subsidiary REIT that are intended to be treated as “qualified REIT subsidiaries” (or otherwise as disregarded) to be treated as TMPs and could cause other adverse consequences.
Income Tests
In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities (“MBS”)), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. See “— Derivatives and Hedging Transactions.”
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.
We intend to invest in CMBS, RMBS, and agency securities that are either pass-through certificates or collateralized mortgage obligations as well as mortgage loans and mezzanine loans. We expect that the CMBS, RMBS, and agency securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from our CMBS, RMBS, and agency securities will be qualifying income for the 95% gross income test. In certain circumstances, payments we receive with respect to CMBS that we own may be made by certain affiliated entities pursuant to credit enhancement provided by those entities. We believe that any such payments constituting gross income to us will be qualifying income for purposes of the 75% and 95% gross income tests, but there can be no assurance that the IRS will agree with that characterization of such payments. In the case of MBS treated as interests in grantor trusts, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans will be qualifying income for purposes of the 75% gross income test to the extent that such loans are secured by real property, as discussed above. In the case of CMBS, RMBS, or agency securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC regular interests are benefitted by interest swap or cap contracts or other derivative instruments that could produce some non-qualifying income for the holder of the REMIC regular interests. We expect that substantially all of our income from mortgage related securities will be qualifying income for purposes of the REIT gross income tests. See below under “— Asset Tests” for a discussion of the effect of our investment in CMBS or RMBS on our qualification as a REIT.
We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.
We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “— Taxation of REITs in General,” “— Requirements for Qualification — General,” “— Asset Tests” and “— Failure to Qualify.”
We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year, and other requirements are met. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) that will secure the loan and that are to be constructed from the proceeds of the loan.
Rents received by us, if any, will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may provide limited services to residents at residential properties we own. We intend that services with respect to properties that will be provided by us directly will be usually or customarily rendered in connection with the rental of space for occupancy only and will not be otherwise rendered to particular tenants or, if considered impermissible tenant services, income from the provision of such services will be received by an independent contractor from which we do not receive or derive any income.
We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.
Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into agreements to make loans secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.
Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry “real estate assets” (as described below under “— Asset Tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test. See “— Derivatives and Hedging Transactions.”
Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year and pay the applicable penalty tax, as described above. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Timing Differences Between Receipt of Cash and Recognition of Income
Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.
We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We will generally accrue market discount during the term of the debt instrument and report the accrued market discount as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If that turned out not to be the case, and we eventually collected less on the debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would be a bad debt deduction available to us at that time. Nevertheless, our (and our stockholders’) ability to benefit from that bad debt deduction would depend on our having taxable income in that later taxable year. REITs may not carry back net operating losses, so this possible “income early, losses later” phenomenon could adversely affect us and our stockholders if it were persistent and in significant amounts.
Some of the MBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the MBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and income will be accrued based on the assumption that all future payments due on the MBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the MBS are not made.
In addition, pursuant to our investment strategy, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modifications were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis.
In addition, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate MBS at the stated rate regardless of whether corresponding cash payments are received.
In addition, pursuant to the Tax Act, we generally will be required to recognize certain amounts in income no later than the time such amounts are reflected on our financial statements filed with the SEC.
Finally, we may be required under the terms of indebtedness that we incur (including certain securitizations), to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”
Asset Tests
At the close of each calendar quarter, we must also satisfy certain tests relating to the nature of our assets. At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include (i) mortgage loans secured by interests in real property, such as land, buildings, leasehold interests in real property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease, (ii) interests in real property, (iii) in general, interests in CMBS and RMBS, (iv) stock of other corporations that qualify as REITs, and (v) debt instruments issued by REITs that are required to file annual and periodic reports with the SEC under the Exchange Act (“Publicly Offered REITs”), provided such debt instruments that would not otherwise qualify as “real estate assets” do not exceed 25% of the value of our total assets.
Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below. First, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Third, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets.
Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met.
Certain securities will not cause a violation of the 10% asset test (by value) described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security generally does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.
We intend to invest in CMBS, RMBS, and agency securities that are either pass-through certificates or collateralized mortgage obligations as well as mortgage loans and mezzanine loans. We expect that the CMBS, RMBS, and agency securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our MBS treated as interests in grantor trust will qualify as real estate assets.
Any interests that we hold in a REMIC, including CMBS or RMBS that are structured as interests in REMICs, will generally qualify as real estate assets.  To the extent that we hold mortgage participations or MBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.
In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our REIT status.
In addition, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “— Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% asset test. We intend to try to make such investments in such a manner as not to fail the asset tests described above.
We do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.
Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset test requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable U.S. federal corporate income tax rate (currently 21%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:
(a)
the sum of

(1)
90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(2)
90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)
the sum of specified items of noncash income that exceeds a percentage of our income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.
To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings and profits for such tax year. See “— Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions.”
If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.
It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. This may be an issue, in particular, with respect to our investments in distressed or modified debt instruments. See “—Timing Differences Between Receipt of Cash and Recognition of Income.” Potential sources of non-cash taxable income include:
•
“residual interests” in REMICs or taxable mortgage pools;

•
loans or MBS held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•
loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year but will be treated as an additional distribution to our stockholders in the year such dividend is paid. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Prohibited Transactions
Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to try to structure our activities to avoid transactions that are prohibited transactions.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (1) that a REIT acquires as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by a REIT and secured by the property, (2) for which a REIT acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which a REIT made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum U.S. federal corporate income tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.
Foreign Investments
We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. In addition, the Tax Act also makes significant changes in the international tax rules, which generally require corporations to include in their taxable income, and consequently in the case of REITs to distribute, certain amounts with respect to the current earnings of foreign subsidiaries. Certain foreign currency gains would be excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under “— Income Tests.
Derivatives and Hedging Transactions
We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, that we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income) and (iii) to hedge the income or expense from prior transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Taxable Mortgage Pools and Excess Inclusion Income
An entity, or a portion of an entity, may be classified as a TMP under the Code if:
•
substantially all of its assets consist of debt obligations or interests in debt obligations,

•
more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•
the entity has issued debt obligations (liabilities) that have two or more maturities, and

•
the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.
A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:
•
cannot be offset by any net operating losses otherwise available to the stockholder,

•
is subject to tax as unrelated business taxable income in the hands of stockholders that are otherwise generally exempt from U.S. federal income tax, and

•
results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption to the extent allocable to foreign stockholders.

See “— Taxation of Stockholders.” Under IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT may be subject to tax on this income at the highest applicable U.S. federal corporate income tax rate (currently 21%). In that case, the REIT might, if permitted, reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. However, there can be no assurance that the IRS will not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion income required to be taken into account by one or more stockholders could be significantly increased. Tax-exempt investors, foreign investors and investors with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to try to avoid an adverse effect on our status as a REIT, although no assurances can be provided in this regard.
Limitation on Deduction of Business Interest Expense
Commencing in taxable years beginning after December 31, 2017, Section 163(j) of the Code, as amended by the Tax Act, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Such limitation could increase our REIT taxable income. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitations at the partnership level. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage. If this election is available with respect any of our trades or businesses and we choose to make such an election, we would be required to use a generally less favorable depreciation system under the Code for calculating depreciation with respect to the real property (including certain improvements) of such trade or business, which would increase our REIT taxable income. The decision of whether to make the election and the availability of such election could therefore impact our REIT distribution requirement.
Similarly, as described above, under Section 163(j) of the Code, as amended by the Tax Act, our TRSs may be limited in their ability to deduct interest payments in excess of a certain amount made directly or indirectly to us or third parties, which could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Other relief provisions are available for failures of the income tests and asset tests, as described above in “— Income Tests” and “— Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at qualified dividend rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.
Tax Aspects of Investments in Partnerships
General
We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by subsidiary partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that, for purposes of the 10% value test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “Taxation of Starwood Property Trust, Inc. — Effect of Subsidiary Entities — Ownership of Partnership Interests.”
Entity Classification
Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and this could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “Taxation of Starwood Property Trust, Inc. — Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “Taxation of Starwood Property Trust, Inc. — Asset Tests,” “— Income Test” and “— Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations with Respect to Partnership Properties
Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.
Partnership Audit Rules
The audit procedures for partnerships generally require underpayments of tax to be determined and paid at the partnership level following any adjustment to the partnership’s items of income, gain, loss, deduction or credit. A partnership will generally be permitted to elect to have a partnership adjustment taken into account by the persons who were partners in the year to which the adjustment relates. Under these rules, it is possible that partnerships in which we directly or indirectly invest will be required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.
Taxation of Stockholders
Taxation of Taxable Domestic Stockholders
Distributions.   So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the current 20% maximum U.S. federal rate) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. However, the Tax Act generally may allow such stockholders to deduct from their taxable income one-fifth of the Qualified REIT Dividends payable to them for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax) for taxable years beginning after December 31, 2017 and before January 1, 2026. To qualify for this deduction, the stockholder receiving a Qualified REIT Dividend must hold the dividend-paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the shares become ex-dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. Stockholders are urged to consult their tax advisors as to their ability to claim this deduction.
In addition, such stockholders are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:
•
income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

•
dividends received by the REIT from TRSs or other taxable C corporations, or

•
income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. The distributions we designate as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. The IRS requires a REIT that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income, such as net capital gains, for each tax year based upon the percentage of total dividends distributed to each class for such year. We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of Starwood Property Trust, Inc. — Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally currently taxable at maximum U.S. federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are currently subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.
Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.
Earnings and profits are allocated to distributions with respect to preferred stock before they are allocated to distributions with respect to common stock. Therefore, depending on our earnings and profits, distributions with respect to our preferred shares (as compared to distributions with respect to our common shares) are more likely to be treated as dividends than as a return of capital or a distribution in excess of basis. In addition, the IRS requires a REIT that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income, such as net capital gains, for each tax year based upon the percentage of total dividends distributed to each class for such year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of Starwood Property Trust, Inc. — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources. In addition, the Tax Act imposes certain limitations on the deductibility of net operating losses. Any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent that we have current earnings and profits.
In certain circumstances, we may make a taxable distribution of our stock as part of a distribution in which stockholders may elect to receive stock or (subject to a limit measured as a percentage of the total distribution) cash. In this circumstance, a stockholder generally must include the sum of the value of our stock and the amount of cash received in its gross income as dividend income to the extent that such stockholder’s share of the distribution is made out of its share of the portion of our current and accumulated earnings and profits allocable to such distribution. The value of any of our stock received as part of a distribution is generally equal to the amount of cash that could have been received instead of our stock. Depending on the circumstances of the stockholder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such stockholder would have to pay the tax using cash from other sources. A stockholder that receives our stock pursuant to a distribution generally will have a tax basis in such stock equal to the amount of cash that would have been received instead of our stock as described above, and a holding period in such stock that begins on the day following the payment date for the distribution.
If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and will not be offset by any net operating losses of the stockholder that would otherwise be available. See “Taxation of Starwood Property Trust, Inc. — Taxable Mortgage Pools and Excess Inclusion Income.”
Dispositions of Our Stock.   In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a current maximum U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (currently up to 37%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at a current maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.
If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Medicare Contribution Tax on Unearned Income.   A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividends, and net gains from the disposition of stock, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. person that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our stock.
Information Reporting and Backup Withholding.   We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 24% with respect to distributions unless you (a) are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or (b) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amount withheld under these rules will be refunded or credited against your U.S. federal income tax liability, provided that you timely furnish the IRS with certain required information.
Taxation of Foreign Stockholders
The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:
•
a citizen or resident of the United States,

•
a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia,

•
an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

•
a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are a non-U.S. holder, this discussion further assumes that:
•
you will not have held more than 10% of our stock (taking into account applicable constructive ownership rules) at any time during the five-year period ending on the date on which you dispose of our stock or receive distributions from us;

•
our stock is and will continue to be “regularly traded” on an established securities market located in the United States within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), although there can be no assurance that this will continue to be the case; and

•
that you are not a “qualified shareholder”, as defined in Section 897(k)(3)(A) of the Code, which describes certain partnerships and other collective investment vehicles that satisfy various recordkeeping, administrative and other requirements.

If you are a non-U.S. holder as to which any of these assumptions is not accurate, and in particular if you are a “qualified shareholder” for purposes of FIRPTA, you should consult your own tax advisor concerning the tax consequence to you of sales of our stock and the receipt of dividends and other distributions from us.
If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.
The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income taxation.
In General.   In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% (or lower applicable treaty rate) branch profits tax in the case of a non-U.S. holder that is a corporation.
Ordinary Dividends.   Subject to the previously noted assumptions, for non-U.S. holders other than (i) pension funds and certain other organizations that are exempt from taxation in a home jurisdiction that has a bilateral tax treaty with the United States providing for an exemption from United States withholding tax on dividends, (ii) foreign governments and their agencies and instrumentalities not engaged in commercial activities (“Foreign Sovereigns”), as defined in Section 892 of the Code and the applicable regulations, and eligible for exemption from United States withholding tax thereunder, and (iii) non-U.S. holders that are engaged in a U.S. trade or business with respect to which our distributions constitute effectively connected income, there will be a 30% (or lower applicable treaty rate) U.S. withholding tax on the portion of any distribution that is attributable to our earnings and profits (including capital gain dividends to the extent that such capital gain dividends are attributable to gain from the sale of “United States real property interests” (“USRPIs”) as defined under FIRPTA). Debt instruments representing interests held solely as a creditor, including mortgage loans, CMBS and RMBS, are not USRPIs.

Reduced treaty rates or exemptions are not available to the extent that income is attributable to excess inclusion income allocable to a foreign stockholder claiming such tax treaty benefits. Accordingly, tax will be withheld at a rate of 30% on any portion of a dividend that is paid to such a non-U.S. holder and is attributable to that holder’s share of our excess inclusion income. In the case of a Foreign Sovereign, its allocable share of excess inclusion income will be taxable to us, but we may, to the extent permitted, reduce distributions that would otherwise be made to such Foreign Sovereign by the amount of the tax so imposed. See “Taxation of Starwood Property Trust, Inc. — Taxable Mortgage Pools and Excess Inclusion Income.”
Non-Dividend Distributions.   Subject to the previously noted assumptions, distributions that we make that are not dividends, that is, are not paid out of our current and accumulated earnings and profits will generally not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the withholding will be made at the rate applicable to dividends. A non-U.S. holder may seek a refund from the IRS of any amounts so withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.
Capital Gain Dividends Not Attributable to Gain from USRPI Sales.   Capital gain dividends that are not attributable to sales of USRPIs will generally not be subject to withholding or other taxation in the United States, unless you are a non-U.S. holder described in the exceptions noted below in “— Taxation of Foreign Shareholders — Dispositions of Our Stock”. Debt instruments representing interests held solely as a creditor, including mortgage loans, CMBS and RMBS, are not USRPIs.
Capital Gain Dividends Attributable to Gain from USRPI Sales.   Subject to the previously noted assumptions, the general rule is that a capital gain dividend that is attributable to gain from a USRPI sale will be treated in the same manner as an ordinary dividend (see “— Taxation of Foreign Stockholders — Ordinary Dividends”).
If you are a “qualified foreign pension fund” as defined in Section 897(l)(2) of the Code (a “Qualified Foreign Pension Fund”) (or an entity all of the interests in which is held by a Qualified Foreign Pension Fund), you will be exempt from U.S. withholding tax on the portion of any distribution we make that is attributable to gain from the sale of USRPIs and is designated by us as a capital gain dividend. However, you would remain subject to 30% (or lower applicable bilateral tax treaty rate or exemption) U.S. dividend withholding tax on the portion of the distribution that is attributable to our earnings and profits and that is not designated as a capital gain dividend.
If you are a Foreign Sovereign, that owns less than 10% of our stock (which this discussion assumes), in general, you will be exempt from United States taxation on capital gain dividends attributable to gain from the sale of USRPIs.
Dispositions of Our Stock.   Subject to the previously noted assumptions, if you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on the gain realized upon a sale of our stock unless:
•
your shares of our common stock are treated as being effectively connected with your U.S. trade or business (and, if a bilateral tax treaty applies, is attributable to a U.S. permanent establishment maintained by you); or

•
you are a nonresident alien individual who is present in the United States for 183 days or more during the calendar year and certain other conditions are met.

Information Reporting and Backup Withholding.   Generally, information reporting will apply to payments of distributions on, and of the proceeds from the disposition of, our stock, and backup withholding described above for a domestic stockholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amount withheld under these rules will be refunded or credited against your U.S. federal income tax liability, provided that you timely furnish the IRS with certain required information.
HIRE Act.   The HIRE Act (commonly referred to as FATCA) generally imposes a 30% withholding tax on dividends on shares of our stock paid to (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S.

Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (ii) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Under specified circumstances, a non-U.S. holder of shares of our stock may be eligible for refunds or credits of those taxes. You are encouraged to consult with your own tax advisor regarding the possible implications of this legislation on your investment in shares of our stock.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.
To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we could be subject to corporate level tax on such income, and, in that case, we may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “Taxation of Starwood Property Trust, Inc. — Taxable Mortgage Pools and Excess Inclusion Income.”
Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) and (c)(17) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock, and generally should prevent us from becoming a pension-held REIT, although no assurance can be provided in this regard, including in the event we issue one or more waivers from such ownership restrictions.
Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes
We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

SELLING STOCKHOLDERS
Selling stockholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement. Information about selling stockholders, where applicable, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION
We or any selling stockholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•
through underwriters or dealers;

•
directly to purchasers;

•
in a rights offering;

•
in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•
through agents;

•
through a combination of any of these methods; or

•
through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:
•
the terms of the offering;

•
the names of any underwriters or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price or initial public offering price of the securities;

•
the net proceeds from the sale of the securities;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers;

•
any commissions paid to agents; and

•
any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If we or any selling stockholder offers securities in a subscription rights offering to our existing stockholders, we or any selling stockholder may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We or any selling stockholder may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we or any selling stockholder does not enter into a standby underwriting agreement, we or such selling stockholder may retain a dealer-manager to manage a subscription rights offering for us or such selling stockholder.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we or any selling stockholder sells our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we or any selling stockholder offers.
If dealers are used in the sale of securities, we or any selling stockholder will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We or any selling stockholder may sell the securities directly. In this case, no underwriters or agents would be involved. We or any selling stockholder may also sell the securities through agents designated by us or such selling stockholder from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We or any selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
At the Market Offerings
We or any selling stockholder may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.
Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us or any selling stockholder and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we or any selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or such selling stockholder at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information
We or any selling stockholder may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us or any selling stockholder in the ordinary course of their businesses.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Sidley Austin LLP, New York, New York, and, with respect to matters of Maryland law, by McDermott Will & Emery LLP, New York, New York. In addition, the description of U.S. federal income tax consequences contained in the section entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Sidley Austin LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and related financial statements schedules of Starwood Property Trust, Inc. and subsidiaries (the “Company”) incorporated by reference in this Prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and related financial statement schedules are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the New York Stock Exchange’s office at 11 Wall Street, New York, New York 10005.
Our SEC filings are also available over the Internet at the SEC’s website at www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.starwoodpropertytrust.com) as soon as reasonably practicable after filing with the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus.
This prospectus is only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omits some of the information contained in the registration statement. We have also filed exhibits to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits, as described in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
our Annual Report on Form 10-K for the year ended December 31, 2021;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;

•
the portions of our Definitive Proxy Statement on Schedule 14A filed on March 18, 2022 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2021;

•
our Current Reports on Form 8-K filed on January 10, 2022 (two filings), January 25, 2022 and April 29, 2022; and

•
the description of our common stock included in our registration statement on Form 8-A filed on August 7, 2009.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830, Attention: Investor Relations, Telephone: (203) 422-7700.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which are being borne by the registrant.
SEC Registration Fee	$	*
Printing Expenses		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Fees and Expenses of the Trustee		**
Miscellaneous Expenses		**
Total	$	**

*
In accordance with Rule 456(b) under the Securities Act, we are deferring payment of the registration fee for the securities, except for fees of (i) $59,741.15 relating to $463,828,785 of unsold securities carried over from registration statement on Form S-3 (No. 333-231469) (the “Prior Registration Statement”) and (ii) $32,517 relating to $264,975,762 of unsold securities carried over from the Prior Registration Statement, which, in each case, are included in this registration statement in accordance with Rule 415(a)(6) under the Securities Act.

**
These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.
Additionally, we have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits and Financial Statement Schedules.
Exhibit Number	Description
1.1*	Form of Underwriting Agreement
4.1	Articles of Amendment and Restatement of Starwood Property Trust, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed November 16, 2009)
4.2	Amended and Restated Bylaws of Starwood Property Trust Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed March 20, 2020)
4.3*	Articles Supplementary with respect to any shares of preferred stock issued pursuant to this registration statement
4.4*	Form of Warrant Agreement
4.5*	Form of Warrant
4.6	Indenture for Senior Debt Securities, dated as of February 15, 2013, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-3 (File No. 333-210560) filed April 1, 2016)

Exhibit Number	Description
4.10	Fourth Supplemental Indenture, dated as of March 29, 2017, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed March 29, 2017)
4.11*	Form of Debt Security
5.1	Opinion of Sidley Austin LLP
5.2	Opinion of McDermott Will & Emery LLP
8.1	Opinion of Sidley Austin LLP as to certain tax matters
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Company
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)
23.3	Consent of McDermott Will & Emery LLP (included in Exhibit 5.2)
23.4	Consent of Sidley Austin LLP (included in Exhibit 8.1)
24.1	Power of Attorney (included on the signature page to this registration statement)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee for the Indenture for Senior Debt Securities.
107.1	Calculation of Filing Fee Table

*
To be filed either by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

Item 17. Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwich, State of Connecticut, on May 13, 2022.
STARWOOD PROPERTY TRUST, INC.
By: /s/ RINA PANIRY
Name: Rina Paniry
Title: Chief Financial Officer, Treasurer, Chief Accounting Officer and Principal Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Barry S. Sternlicht, Rina Paniry and Andrew J. Sossen, and each of them acting individually, as his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this registration statement, including post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each attorney-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ BARRY S. STERNLICHT Barry S. Sternlicht	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 13, 2022
/s/ RINA PANIRY Rina Paniry	Chief Financial Officer, Treasurer, Chief Accounting Officer and Principal Financial Officer	May 13, 2022
/s/ RICHARD D. BRONSON Richard D. Bronson	Lead Director	May 13, 2022
/s/ JEFFREY G. DISHNER Jeffrey G. Dishner	Director	May 13, 2022
/s/ CAMILLE J. DOUGLAS Camille J. Douglas	Director	May 13, 2022
/s/ SOLOMON J. KUMIN Solomon J. Kumin	Director	May 13, 2022
/s/ FREDERICK PERPALL Frederick Perpall	Director	May 13, 2022
/s/ FRED S. RIDLEY Fred S. Ridley	Director	May 13, 2022
/s/ STRAUSS ZELNICK Strauss Zelnick	Director	May 13, 2022